EXHIBIT 99.1

RadioIO Delivers World-Class Scalable Internet Radio Music Solution with Triton Digital

NEW YORK, Dec 18, 2013 – RadioIO, Inc. (OTC Bulletin Board: IWDMD), today upgraded its delivery quality and scalability to serve its rapidly expanding internet radio business by delivering its programming through Triton Digital. RadioIO delivers its business music solution to leading franchised businesses like SUBWAY Radio, Burger King Radio and over 1000 other leading business customers. RadioIO Music delivers hand-crafted music programming with over 100 consumer channels which are available on mobile devices, in GM cars and on Sony Playstation Home Network. RadioIO Talk radio programming is a rapidly growing business segment with the launch of its Be Well Radio channel.

In addition to Triton’s streaming services, RadioIO will also use Triton Digital’s MRC-accredited Webcast Metrics® audience measurement solution and Advertising Platform. The combination of these products will deliver an end-to-end solution to fully monetize RadioIO’s content. In addition, the company’s advertising inventory will be a part of Triton’s a2x™ programmatic buying solution for online and mobile digital audio ads.

“RadioIO’s relationship with Triton Digital gives our millions of listening customers the opportunity to hear world class internet radio everywhere,” said Julia Miller, RadioIO COO.

“Triton’s suite of products will provide everything that RadioIO needs to stream content, measure audience, deliver targeted ads and build a truly scalable audio solution,” said Mike Agovino, Triton Digital COO. “In addition, the a2x programmatic streaming audio exchange will enable RadioIO to efficiently sell their streaming audio inventory in real-time.”

RadioIO’s business music solutions deliver a highly specialized internet radio music solution which provides in store music to millions of customers each month. RadioIO provides this service with a business self serve option at RadioIO Business Music.

RadioIO Music’s award winning producers have been creating deep music playlists which are updated daily with over 100 channels and programs which are available on mobile devices, in GM cars and on the Sony PlayStation Home Network. You can tune in to these amazing stations at www.RadioIO.com/genre/all.

With its new Be Well Radio™ channel, the company delivers exclusive health and fitness talk programming featuring the world’s top podcasters and NY Times best selling authors.  The Be Well Radio programming includes top talent like;  Dave Asprey, The Bulletproof Executive, Jonathan Bailor, The Calorie Myth, Deveren Fogle, Prenatal 365, Ben Greenfield, Ben Greenfield Fitness, Diane Sanfilippo, Balanced Bites and Stacy Toth and Sarah Ballantyne, The Paleo View.  Be Well Radio is located at www.RadioIO.com/bewellradio.

About Radioio
Radioio, Inc., (OTCQB: IWDMD), (http://www.radioio.com) provides an internet radio platform (www.radioio.com) that delivers streamed music anytime and anywhere on connected devices. RadioIO’s full-service background music and messaging ecosystem supports large franchise businesses and other vertical markets, such as retail, hospitality, health and wellness. RadioIO provides talk radio programming, such as Be Well Radio, RadioIO Comedy and internet radio music with extensive genres of handcrafted customized music, including classical, new age, rock, reggae and country.

About Triton Digital
Triton Digital (http://www.tritondigital.com/) is a mid-stage technology company focused on the digital audio industry. More leading publishers – including CBS, Pandora, Entercom and Slacker – use the Triton platform to enrich their content and deliver it to a global audience than that of any other company. Triton’s Webcast Metrics product is the MRC-accredited industry standard in digital audio measurement. Its Ad Injector technology delivers billions of impressions to millions of streams each month. Its ad exchange, a2x, is the only programmatic audience buying platform for audio and has broad adoption across both publishers and agencies. Triton Digital creates meaningful, amplified connections between audio, audience, and advertisers.

Contacts:

RadioIO, Inc.
Corey McGraw
Press@RadioIO.com
Corey@digipowers.com
Phone 212-389-2033

fama PR for Triton Digital
Nicole Cornwell
triton@famapr.com
Phone 617-986-5014